
Exhibit 11 -- Statement Re: Computation of Per-Share Earnings
                                       Three months ended     Six months ended
                                          February 29,         February 29,
                                           1996      1995      1996      1995
                                         --------- --------- --------- ---------
Primary

  Average shares outstanding             1,563,420 1,553,433 1,562,922 1,553,177

  Net effect of dilutive stock
  options - based on the treasury
  stock method using average
  market price                             169,070    94,984   166,404    92,331
                                         --------- --------- --------- ---------
  Total                                  1,732,490 1,648,417 1,729,326 1,645,508
                                         ========= ========= ========= =========
  Net income                              $156,229  $118,475  $246,831  $243,908
                                          ========  ========  ========  ========
  Per-share amount                           $0.09     $0.07     $0.14     $0.15
                                             =====     =====     =====     =====
Fully Diluted

  Average shares outstanding             1,563,420 1,553,433 1,562,922 1,553,177

  Net effect of dilutive stock
  options - based on the treasury
  stock method using the quarter
  end market price, if higher
  than average market price                169,070    97,866   171,968    96,196
                                         --------- --------- --------- ---------
  Total                                  1,732,490 1,651,299 1,734,890 1,649,373
                                         ========= ========= ========= =========
  Net income                              $156,229  $118,475  $246,831  $243,908
                                          ========  ========  ========  ========
  Per-share amount                           $0.09     $0.07     $0.14     $0.15
                                             =====     =====     =====     =====
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